UNITED STATES
                 SECURITIES AND EXCHANGE COMMISSION
                        Washington, DC 20549



                                FORM 8-K

                             CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                    Date of Report: October 18, 2000


                              DYNEX CAPITAL, INC.
              (Exact Name of Registrant as Specified in Charter)


Virginia                   1-9819                 52-1549373
(State or Other    (Commission File Number)      (IRS Employer
Jurisdiction of                                  Identification No.)
Incorporation)

4551 Cox Road, Suite 300, Glen Allen, Virginia    23060
(Address of Principal Executive Offices)          (Zip Code)


                            (804) 217-5800
         (Registrant's telephone number, including area code)

Item 5.       OTHER EVENTS.


     On September 29, 2000, Dynex Capital, Inc. (the "Company") and California Investment Fund, LLC ("CIF"), a private real estate investment company, each executed a letter agreement regarding CIF's possible acquisition of the Company (the "Transaction"). The letter agreement provided for an exclusivity period of three weeks during which time CIF would complete its due diligence and seek to obtain commitments for the financing necessary to consummate the transaction. During such time period, the Company agreed not to engage in discussions or negotiations with any third party in regard to an alternative business transaction. This letter agreement is the only agreement among the parties.

     On October 17, 2000, CIF filed an amendment to its Schedule 13D with the Securities and Exchange Commission, which includes as an exhibit a draft merger agreement (the "Document) prepared by CIF. This Document does not reflect any agreement by the Company's management or its Board of Directors to enter into the Transaction or to the terms set forth in such Document, which was also indicated in CIF's amendment to it's Schedule 13D.


                                                             SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:    October 18, 2000                      DYNEX CAPITAL, INC.


                                               By:      /s/ Thomas H. Potts
                                                        Thomas H. Potts
                                                        President